EXHIBIT 23.5

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements of National Holdings Corporation (the “Company”) on Form S-1, File No. 333-133732, and Form S-8, File No. 333-133733, of our report dated November 28, 2006, on our audits of the consolidated financial statements of the Company as of September 30, 2006 and 2005 and for the years ended September 30, 2006, 2005 and 2004, which report is included in this Annual Report on Form 10-K.

/s/ Marcum & Kliegman LLP

New York, New York
December 4, 2006